Exhibit 107

Calculation of Filing Fee Tables

Form F-1

Etoiles Capital Group Co., Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Class A Ordinary Shares, par value US$0.0001 per share(1)(2)	Rule 457(o)	1,610,000	$6.0	$9,660,000	0.00015310	$1,478.95
	Total Offering Amounts					$9,660,000	0.00015310	$1,478.95
	Total Fees Previously Paid							$1,478.95
	Total Fee Offsets							-
	Net Fee Due							$-

(1)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the “Securities Act”), as amended.

(2)	Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.